SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             AIM V.I. BLUE CHIP FUND

A Special Meeting of Shareholders of AIM V.I. Blue Chip Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on April 4, 2006. The meeting was held for the following purpose:

(1) Approve a Plan of Reorganization under which all of the assets and liabilities of AIM V.I. Blue Chip Fund (the "Fund"), a portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Large Cap Growth Fund ("Buying Fund"), also a portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matter were as follows:

                                                                                          Votes     Withheld/
Matter                                                                       Votes For   Against   Abstentions
------                                                                      ----------   -------   -----------
(1)  Approve a Plan of Reorganization under which all of the assets and liabilities of AIM V.I. Blue Chip Fund (the "Fund"), a portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Large Cap Growth Fund ("Buying Fund"),
     also a portfolio of Trust. Buying Fund will assume the
     liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a
     designated series of Trust..........................................   13,191,914   541,776    1,049,369

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

                                                                    ATTACHMENT A

[AIM INVESTMENTS LOGO]

                            AIM V.I. BLUE CHIP FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                               February 28, 2006

Dear Contract Owner:

     We are seeking your approval of a Plan of Reorganization (the "Plan") that provides for the sale of the assets of AIM V.I. Blue Chip Fund (the "Fund") to AIM V.I. Large Cap Growth Fund ("Buying Fund"). This transaction will result in the combination of the two funds.

     Shares of the Fund and Buying Fund are each sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund and Buying Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of your Fund held by the separate account under your contract.

     A I M Advisors, Inc. ("AIM"), the investment advisor to AIM Variable Insurance Funds, conducted a review of its funds and concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, for consolidation. The attached Proxy Statement and Prospectus seeks your approval of the combination of your Fund with Buying Fund.

     The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees of AIM Variable Insurance Funds has approved the Plan and proposed combination. They recommend that you vote FOR the proposal.

                                          Sincerely,

                                          -s- ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                             YOUR VOTE IS IMPORTANT

PLEASE TAKE A MOMENT AFTER REVIEWING THE ENCLOSED MATERIALS TO SIGN AND RETURN YOUR PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, OR HAVE QUESTIONS, PLEASE NOTIFY US BY CALLING (800) 952-3502. IF WE DO NOT HEAR FROM YOU AFTER A REASONABLE AMOUNT OF TIME, YOU MAY RECEIVE A TELEPHONE CALL FROM OUR PROXY SOLICITOR, MANAGEMENT INFORMATION SERVICES, REMINDING YOU TO VOTE.

                            AIM V.I. BLUE CHIP FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 4, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM V.I. Blue Chip Fund (the "Fund"), an investment portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Large Cap Growth Fund ("Buying Fund"), which is also an investment portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 4, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on January 19, 2006 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     Shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

     The Board of Trustees of Trust is sending this Notice of Special Meeting of Shareholders, Combined Proxy Statement and Prospectus, and proxy solicitation materials to (i) all separate accounts, which are the shareholders who owned shares of beneficial interest in the Fund at the close of business on January 19, 2006 (the "Record Date"), and (ii) all contract owners who had their variable annuity or variable life contract values allocated to the Fund as of the close of business on the Record Date and who are entitled to instruct the corresponding separate account on how to vote.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD OR VOTING INSTRUCTION CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT, AT THE SPECIAL MEETING.

                                          -s- Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

February 28, 2006

           AIM V.I. BLUE CHIP FUND,                   AIM V.I. LARGE CAP GROWTH FUND,
                A PORTFOLIO OF                                 A PORTFOLIO OF
         AIM VARIABLE INSURANCE FUNDS                   AIM VARIABLE INSURANCE FUNDS
         11 GREENWAY PLAZA, SUITE 100                   11 GREENWAY PLAZA, SUITE 100
          HOUSTON, TEXAS 77046-1173                      HOUSTON, TEXAS 77046-1173
                (800) 410-4246                                 (800) 410-4246

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                               FEBRUARY 28, 2006

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the Special Meeting of Shareholders (the "Special Meeting") of AIM V.I. Blue Chip Fund. The Special Meeting will be held on April 4, 2006 at 3:00 p.m., Central Time. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card or voting instruction card on or about February 28, 2006 to all shareholders entitled to vote at the Special Meeting.

     Each series of AIM Variable Insurance Funds ("Trust") is used solely as an investment vehicle for variable annuity and variable life insurance contracts issued by certain life insurance companies. You cannot purchase shares of any series of Trust directly. As a contract owner of a variable annuity or variable life insurance contract that offers one or more series of Trust as an investment option, however, you may allocate contract values to a separate account of the life insurance company that invests in a series of Trust. All references in this Proxy Statement/Prospectus to "shareholder" or "shareholders" shall mean the "contract owner/separate account" or the "contract owners/separate accounts," respectively. All references in this Proxy Statement/Prospectus to "you" or "your" shall mean the "contract owner/separate account."

     At the Special Meeting, we are asking shareholders of AIM V.I. Blue Chip Fund (your "Fund") to consider and approve a Plan of Reorganization (the "Plan") that provides for the reorganization of your Fund, an investment portfolio of Trust, with AIM V.I. Large Cap Growth Fund ("Buying Fund"), which is also an investment portfolio of Trust (the "Reorganization").

     In accordance with current law, the life insurance companies and their separate accounts, which are the shareholders of record of Trust, in effect, pass along their voting rights to their contract owners. Essentially, each life insurance company seeks instructions as to how its contract owners wish the life insurance company to vote the shares of Trust (i) owned by the life insurance company, but (ii) in which their contract owners may have or be deemed to have a beneficial interest. The life insurance companies communicate directly with the contract owners about the procedures that the life insurance companies follow in seeking instructions and voting shares under the particular separate accounts. Each share of a series of Trust that a contract owner beneficially owns entitles the contract owner to one vote on each proposal set forth in this Proxy Statement/ Prospectus (a fractional share has a fractional vote).

     All references in this Proxy Statement/Prospectus to "proxy card" shall mean the "proxy card" or "voting instruction card" you have received from Trust or from your applicable insurance company.

     Under the Plan, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A.

     The value of Buying Fund shares attributable to each contract owner immediately after and as a result of the Reorganization will be the same as the value of your Fund shares attributable to each contract owner immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No sales charges will be imposed in connection with the Reorganization.

     The Board of Trustees of Trust (the "Board") has approved the Plan and the Reorganization as being advisable and in the best interests of your Fund.

     Trust is a registered open-end management investment company that issues its shares in separate series. Your Fund and Buying Fund are both series of Trust. A I M Advisors, Inc. ("AIM") serves as the investment advisor to both your Fund and Buying Fund. AIM is a wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     Your Fund and Buying Fund have identical investment objectives and invest in similar types of securities. Your Fund and Buying Fund both seek long-term growth of capital. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that you should know before voting on the Plan. It is both the Proxy Statement of your Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectuses of your Fund (Series I and Series II) dated April 29, 2005, as supplemented (together, the "Selling Fund Prospectuses"), together with the related Statement of Additional Information dated April 29, 2005, as supplemented, are on file with the Securities and Exchange Commission (the "SEC"). The Selling Fund Prospectuses are incorporated by reference into this Proxy Statement/Prospectus. The Prospectuses of Buying Fund (Series I and Series
II) dated April 29, 2005, as supplemented, (together, the "Buying Fund Prospectuses"), and the related Statement of Additional Information dated April 29, 2005, as supplemented, and the Statement of Additional Information relating to the Reorganization dated February 28, 2006, are on file with the SEC. The Buying Fund Prospectuses are incorporated by reference into this Proxy Statement/Prospectus and copies of the Buying Fund Prospectuses are attached as Appendix II to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganization dated February 28, 2006, also is incorporated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust.

     Copies of the Prospectuses of Buying Fund and your Fund and the related Statements of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246.

     Trust has previously sent to shareholders the most recent annual report for your Fund, including financial statements, and the most recent semi-annual report succeeding the annual report, if any. If you have not received such reports or would like to receive an additional copy, please contact A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246. Such reports will be furnished free of charge.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
SUMMARY.....................................................    1
  The Reorganization........................................    1
  Comparison of Fees and Expenses...........................    2
  Comparison of Performance.................................    4
  Comparison of Investment Objectives and Principal
     Strategies.............................................    7
  Comparison of Multiple Class Structures...................    8
  Comparison of Sales Charges...............................    8
  Comparison of Distribution and Purchase and Redemption
     Procedures.............................................    8
  The Board's Recommendation................................    9
RISK FACTORS................................................   10
  Risks Associated with Buying Fund.........................   10
  Comparison of Risks of Buying Fund and Your Fund..........   10
INFORMATION ABOUT BUYING FUND...............................   10
  Description of Buying Fund Shares.........................   10
  Management's Discussion of Fund Performance...............   10
  Financial Highlights......................................   10
ADDITIONAL INFORMATION ABOUT THE PLAN.......................   11
  Terms of the Reorganization...............................   11
  The Reorganization........................................   11
  Board Considerations......................................   11
  Other Terms...............................................   14
  Federal Income Tax Consequences...........................   14
  Accounting Treatment......................................   15
RIGHTS OF SHAREHOLDERS......................................   15
CAPITALIZATION..............................................   15
LEGAL MATTERS...............................................   16
ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND......   16
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   16
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   16
  General Information.......................................   16
  Proxy Statement/Prospectus................................   17
  Time and Place of Special Meeting.........................   17
  Voting in Person..........................................   17
  Voting by Proxy...........................................   17
  Quorum Requirement and Adjournment........................   18
  Vote Necessary to Approve the Plan........................   18
  Proxy Solicitation........................................   18
  Other Matters.............................................   18
  Ownership of Shares.......................................   18
  Security Ownership of Management and Trustees.............   18

EXHIBIT A...
               Classes of Shares of Your Fund and Corresponding Classes of
                                                     Shares of Buying Fund
EXHIBIT B...
              Shares Outstanding of Each Class of Your Fund on Record Date
EXHIBIT C...
                                          Ownership of Shares of Your Fund
EXHIBIT D...
                                        Ownership of Shares of Buying Fund
APPENDIX
  I ........
                                                    Plan of Reorganization
APPENDIX
  II .......
                      Prospectuses of Buying Fund (Series I and Series II)
APPENDIX
  III ......
                                  Discussion of Performance of Buying Fund
APPENDIX
  IV .......
              Financial Highlights of Buying Fund (Series I and Series II)

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTMENTS, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(K), AIM INVESTMENTS AND DESIGN AND YOUR GOALS. OUR SOLUTIONS. ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AND MYAIM.COM ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS A REGISTERED SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION

     During 2003 and 2004, AMVESCAP, the parent company of AIM, undertook an integration initiative with respect to its United States mutual fund operations. Among other things, AMVESCAP's integration initiative included the establishment of a single distributor for all AMVESCAP U.S. mutual funds, the integration of back office support for AMVESCAP's U.S. mutual funds, the allocation of primary responsibility for investment advisory, administrative, accounting, and legal and compliance services for all of AMVESCAP's U.S. mutual funds to AIM and streamlining the various mutual funds offered by AMVESCAP's subsidiaries in the U.S.

     Since completion of the AMVESCAP integration initiative, AIM has undertaken an extensive review of its U.S. mutual fund offerings and has concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. The Reorganization is one of a number of fund reorganizations AIM is proposing as a result of this review process. AIM believes that the shareholders of your Fund will benefit from the proposed Reorganization because the combination of the funds will allow Buying Fund the best available opportunities for investment management, growth prospects and potential operating efficiencies.

                                    SUMMARY

     The Board, including the independent trustees, has determined that the Reorganization is advisable and in the best interests of your Fund and that the interests of the shareholders of your Fund will not be diluted as a result of the Reorganization. Your Fund and Buying Fund have identical investment objectives, utilize similar investment strategies and invest in similar securities. The Board believes that a larger combined fund should have greater market presence and may achieve greater operating efficiencies because certain fixed costs, such as legal, accounting, shareholder services and trustee expenses, will be spread over the greater assets of the combined fund. For additional information concerning the factors the Board considered in approving the Plan, see "Additional Information About the Plan -- Board Considerations."

     The following summary discusses some of the key features of the Reorganization and highlights certain differences between your Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Plan. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATION

     The Reorganization will result in the combination of your Fund with Buying Fund. Both your Fund and Buying Fund are separate series of Trust, a Delaware statutory trust.

     If shareholders of your Fund approve the Plan and other closing conditions are satisfied, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund, and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A. For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Plan -- Other Terms."

     The shares of Buying Fund issued in the Reorganization will have an aggregate net asset value equal to the net value of the assets of your Fund transferred to Buying Fund. The value of Buying Fund shares attributable to each contract owner immediately after and as a result of the Reorganization will be the same as the value of your Fund shares attributable to each contract owner immediately prior to the Reorganization. A copy of the Plan is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Plan."

     Trust will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of the Reorganization. See "Additional Information About the Plan -- Federal Income Tax Consequences."

COMPARISON OF FEES AND EXPENSES

  FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of your Fund and of Series I and Series II shares of Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the Reorganization are also provided. There is no guarantee that actual expenses will be the same as those shown in the table. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher.

                                                                                           AIM V.I. LARGE
                                           AIM V.I. BLUE CHIP       AIM V.I. LARGE         CAP GROWTH FUND
                                                  FUND             CAP GROWTH FUND           BUYING FUND
                                               YOUR FUND             BUYING FUND         PRO FORMA COMBINED
                                               (12/31/04)             (12/31/04)             (12/31/04)
                                          --------------------   --------------------   ---------------------
                                          SERIES I   SERIES II   SERIES I   SERIES II   SERIES I    SERIES II
                                           SHARES     SHARES      SHARES     SHARES      SHARES      SHARES
                                          --------   ---------   --------   ---------   --------    ---------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on
  Purchase (as a percentage of offering
  price)................................     N/A        N/A         N/A         N/A        N/A         N/A
Maximum Deferred Sales Charge (as a
  percentage of original purchase price
  or redemption proceeds, as
  applicable)...........................     N/A        N/A         N/A         N/A        N/A         N/A
ANNUAL FUND OPERATING EXPENSES(1)
  (expenses that are deducted from fund
  assets)
Management fees(2, 3)...................    0.75%      0.75%       0.75%       0.75%      0.75%       0.75%
Distribution and/or Service (12b-1)
  Fees..................................      --       0.25%         --        0.25%        --        0.25%
Other Expenses..........................    0.36%      0.36%       9.13%       9.13%      0.36%       0.36%
Total Annual Fund Operating Expenses....    1.11%      1.36%       9.88%      10.13%      1.11%       1.36%
Fee Waiver(2, 3, 4).....................    0.10%      0.10%       8.87%       8.87%      0.10%       0.10%
Net Annual Fund Expenses(5).............    1.01%      1.26%       1.01%       1.26%      1.01%       1.26%

---------------

"N/A" in the table above means "not applicable."

(1) Except as otherwise noted, figures shown in the table are for the year ended December 31, 2004 and are expressed as a percentage of the fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.

(2) Effective January 1, 2005 through December 31, 2009, the advisor for AIM V.I. Blue Chip Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Funds' (based on the Funds' average daily net assets) do not exceed the annual uniform fee schedule rate of 0.695% of the first $250 million, plus 0.67% of the next $250 million, plus 0.645% of the next $500 million, plus 0.62% of the next $1.5 billion, plus 0.595% of the next $2.5 billion, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion.

(3) Effective January 1, 2005 through June 30, 2006, the advisor for AIM V.I. Large Cap Growth Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Funds' (based on the Funds' average daily net assets) do not exceed the annual uniform fee schedule rate of 0.695% of the first $250 million, plus 0.67% of the next $250 million, plus 0.645% of the next $500 million, plus 0.62% of the next $1.5 billion, plus 0.595% of the next $2.5 billion, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion. Upon the closing of the Reorganization, the advisor will extend this agreement through December 31, 2009.

(4) The advisor for AIM V.I. Blue Chip Fund and AIM V.I. Large Cap Growth Fund has contractually agreed to waive advisory fees and/or reimburse expenses of Series I and Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series I shares to 1.01% and Series II shares to 1.26% of average daily nets assets. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the numbers reflected above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items; (v) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees, and
    (vi) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the fund benefits are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. The expense limitation is in effect through June 30, 2006.

(5) AIM V.I. Blue Chip Fund will incur additional expenses in connection with the Reorganization.

  EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of your Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the Reorganization are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated. The Example also assumes that your investment has a 5% return each year, that the operating expenses remain the same and includes the effects of contractual fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
AIM V.I. BLUE CHIP FUND (YOUR FUND)
Series I............................................  $103   $  330   $  575   $1,318
Series II...........................................   128      408      709    1,602
AIM V.I. LARGE CAP GROWTH FUND (BUYING FUND)
Series I............................................  $103   $2,059   $3,828   $7,550
Series II...........................................   128    2,124    3,920    7,663
AIM V.I. LARGE CAP GROWTH FUND (BUYING FUND) -- PRO
  FORMA COMBINED
Series I............................................  $103   $  330   $  575   $1,318
Series II...........................................   128      408      709    1,602

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT YOUR FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

  ADVISOR COMPENSATION

     The current investment advisory fee schedule of your Fund is lower at certain asset levels than the current investment advisory fee schedule of Buying Fund. As a result, in connection with the Reorganization, the Board of Buying Fund has approved an amendment to Buying Fund's investment advisory fee schedule such that AIM will receive a monthly fee calculated at the following annual rates, based on the average daily net assets of Buying Fund:

ANNUAL RATE                                                          NET ASSETS
-----------                                                          ----------
0.75%.......................................................  First $350 million
0.625%......................................................  Excess over $350 million

     As a result, the investment advisory fee schedule applicable to Buying Fund after the Reorganization will be the same as the investment advisory fee currently applicable to your Fund.

     In addition, AIM has contractually agreed to waive a portion of its advisory fees through December 31, 2009, on your Fund in connection with a settlement agreement reached with the New York Attorney General, and through June 30, 2006 on Buying Fund. As a result, in connection with the Reorganization, the Board of Buying Fund has approved extending Buying Fund's advisory fee rates that will apply after the waiver though December 31, 2009. For the period January 1, 2005 to December 31, 2009, the following advisory fee rates will apply after the waiver:

ANNUAL RATE                                                         NET ASSETS
-----------                                                         ----------
0.695%......................................................  First $250 million
0.67%.......................................................  Next $250 million
0.645%......................................................  Next $500 million
0.62%.......................................................  Next $1.5 billion
0.595%......................................................  Next $2.5 billion
0.57%.......................................................  Next $2.5 billion
0.545%......................................................  Next $2.5 billion
0.52%.......................................................  Excess over $10 billion

COMPARISON OF PERFORMANCE

     Bar charts showing the annual total returns for calendar years ended December 31, 2004 for Series I shares of your Fund and Buying Fund can be found below. Also included below are tables showing the average annual total returns for the periods indicated for your Fund and Buying Fund. For more information regarding the total return of your Fund, see the "Financial Highlights" sections of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/Prospectus by reference. For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

  AIM V.I. BLUE CHIP FUND (YOUR FUND)

     The following bar chart shows changes in the performance of your Fund's Series I shares from year to year. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

                                                                         ANNUAL
YEAR ENDED                                                                TOTAL
DECEMBER 31                                                              RETURNS
-----------                                                              -------
2000...................................................................   -8.18%
2001...................................................................  -22.54%
2002...................................................................  -26.16%
2003...................................................................   25.14%
2004...................................................................    4.67%

     During the periods shown in the bar chart, the highest quarterly return was 12.57% (quarter ended June 30, 2003) and the lowest quarterly return was -19.83% (quarter ended March 31, 2001).

     The following performance table compares your Fund's performance to those of an unmanaged broad-based securities market index, a style specific index and a peer group index. The indices may not reflect payment of fees, expenses or taxes. Your Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of your Fund may deviate significantly from the performance of the indices shown below. A fund's performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product if it did, the performance shown would be lower.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                                  SERIES I
                                                                   SINCE           SHARES
(FOR THE PERIODS ENDED DECEMBER 31, 2004)     1-YEAR   5-YEARS   INCEPTION     INCEPTION DATE
-----------------------------------------     ------   -------   ---------     --------------
Series I....................................   4.67%    (7.21)%     (7.20)%       12/29/99
Series II...................................   4.28     (7.47)      (7.46)        12/29/99(1)
S&P 500 Index(2)............................  10.87     (2.30)      (2.30)(6)     12/31/99(6)
Russell 1000(R) Growth Index(3).............   6.30     (9.29)      (9.29)(6)     12/31/99(6)
Lipper Large-Cap Core Fund Index(4).........   8.29     (2.98)      (2.98)(6)     12/31/99(6)
Lipper Large-Cap Growth Fund Index(5).......   7.45     (9.72)      (9.72)(6)     12/31/99(6)

---------------

(1) The returns shown for these periods are the blended returns of the historical performance of your Fund's Series II shares since their inception and the restated historical performance of your Fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date shown in the table is that of your Fund's Series I shares. The inception date of your Fund's Series II shares is March 13, 2002.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. Your Fund has elected to use the Standard & Poor's 500 Index as its broad-based index. Your Fund has also included the Russell 1000(R) Index, which your Fund believes more closely reflects the performance of the types of securities in which your Fund invests. In addition, your Fund has included the Lipper Large-Cap Core Fund Index (which may or may not include your Fund) for comparison to a peer group.

(3) The Russell 1000(R) Growth Index measures the performance of those securities in the Russell 1000(R) Index with a higher than average growth forecast. The Russell 1000(R) Index measures the performance of the 1,000 largest companies domiciled in the United States.

(4) The Lipper Large-Cap Core Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Large-Cap Core Classification. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-Cap Core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 index.

(5) The Lipper Large-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Large-Cap Growth Classification. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 index.

(6) The average annual total return given is since the month end closest to the inception date of the class with the longest performance history.

  AIM V.I. LARGE CAP GROWTH FUND (BUYING FUND)

     The following bar chart shows changes in the performance of Buying Fund's Series I shares from year to year. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

                                                                         ANNUAL
YEAR ENDED                                                                TOTAL
DECEMBER 31                                                              RETURNS
-----------                                                              -------
2004...................................................................    9.08%

     During the periods shown in the bar chart, the highest quarterly return was 8.38% (quarter ended December 31, 2004) and the lowest quarterly return was -4.11% (quarter ended September 30, 2004).

     The following performance table compares Buying Fund's performance to those of an unmanaged broad-based securities market index, a style specific index and a peer group index. The indices may not reflect payment of fees, expenses or taxes. Buying Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of Buying Fund may deviate significantly from the performance of the indices shown below. A fund's performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product if it did, the performance shown would be lower.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                 SINCE
(FOR THE PERIODS ENDED DECEMBER 31, 2004)             1-YEAR   INCEPTION     INCEPTION DATE
-----------------------------------------             ------   ---------     --------------
Series I............................................   9.08%     13.92%         08/29/03
Series II...........................................   8.89      13.73          08/29/03
S&P 500 Index(1)....................................  10.87      16.83(4)       08/31/03(4)
Russell 1000(R) Growth Index(2).....................   6.30      11.86(4)       08/31/03(4)
Lipper Large-Cap Growth Fund Index(3)...............   7.45      11.62(4)       08/31/03(4)

---------------

(1) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. Buying Fund has elected to use the Standard & Poor's 500 Index as its broad-based index. Buying Fund has also included the Russell 1000(R) Growth Index, which Buying Fund believes more closely reflects the performance of the types of securities in which Buying Fund invests. In addition, Buying Fund has included the Lipper Large-Cap Growth Fund Index (which may or may not include Buying Fund) for comparison to a peer group.

(2) The Russell 1000(R) Growth Index measures the performance of those securities in the Russell 1000(R) Index with a higher than average growth forecast. The Russell 1000(R) Index measures the performance of the 1,000 largest companies domiciled in the United States.

(3) The Lipper Large-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Large-Cap Growth Classification. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 index.

(4) The average annual total return given is since the month end closest to the inception date of the class with the longest performance history.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     Your Fund and Buying Fund have identical investment objectives and invest in similar types of securities. Both your Fund and Buying Fund seek long-term growth of capital. Your Fund invests primarily in blue chip companies, which are large or medium sized companies that have market leading positions and certain financial characteristics described in your Selling Fund Prospectuses. Buying Fund invests primarily in large-capitalization companies that AIM believes have the potential for above average growth in revenues and earnings.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of your Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of your Fund and Buying Fund in the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

           AIM V.I. BLUE CHIP FUND                    AIM V.I. LARGE CAP GROWTH FUND
                 (YOUR FUND)                                   (BUYING FUND)
           -----------------------                    ------------------------------
                                   INVESTMENT OBJECTIVES

 - Long-term growth of capital                  - Long-term growth of capital

                                   INVESTMENT STRATEGIES
 - Invests at least 80% of its net assets, in   - Invests at least 80% of its net assets in
   securities of blue chip companies.          securities of large-capitalization companies.
 - In complying with the 80% investment         - In complying with the 80% investment
   requirement, the fund may invest primarily     requirement, the fund may invest primarily
   in marketable equity securities, including     in marketable equity securities, including
   convertible securities, but its                convertible securities, but its
   investments may include other securities,      investments may include other securities,
   such as synthetic instruments.                 such as synthetic instruments.
 - May invest in United States government       - No corresponding strategy.
   securities and high-quality debt
   securities when the portfolio managers
   believe securities other than marketable
   equity securities offer the opportunity
   for long-term growth and current income.
 - No corresponding strategy.                   - Portfolio Managers may focus on securities
                                               of companies with market capitalizations that
                                                  are within the top 50% of stocks in the
                                                  Russell 1000 Index at the time of
                                                  purchase.
                                                - Portfolio managers purchase securities of
                                               a limited number of large-cap companies that
                                                  they believe have the potential for
                                                  above-average growth in revenues and
                                                  earnings.
 - May invest up to 25% of its total assets     - May invest up to 25% of its total assets
   in foreign securities.                      in foreign securities.

COMPARISON OF MULTIPLE CLASS STRUCTURES

     A comparison of the share classes of your Fund that are currently available to investors and the corresponding share class of Buying Fund that shareholders of your Fund will receive in the Reorganization can be found at Exhibit A. For information regarding the features of each of the share classes of your Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

COMPARISON OF SALES CHARGES

     No sales charges are applicable to shares of Buying Fund received by holders of your Fund's shares in connection with the Reorganization. In addition, no sales charges are applicable to Series I or Series II shares of either your Fund or Buying Fund. There may be, however, sales and additional other expenses associated with your variable annuity or variable life contract through which you invest in your Fund and Buying Fund.

COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of your Fund and Buying Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM.

     Your Fund and Buying Fund have adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of their Series II shares. Both your Fund and Buying Fund have engaged AIM Distributors to provide such services either directly or through third parties. The fee tables on page 2 include comparative information about the distribution and service fees payable by the Series II shares of your Fund and Buying Fund. The Series II shares of Buying Fund have the same distribution and service fees as the Series II shares of your Fund.

     The purchase and redemption procedures of your Fund and Buying Fund are identical. For information regarding the purchase and redemption procedures of your Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

THE BOARD'S RECOMMENDATION

     The Board, including the independent trustees of your Fund, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     There is a risk that you could lose all or a portion of your investment in Buying Fund. The value of your investment in Buying Fund will go up and down with the prices of the securities in which Buying Fund invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

     The values of convertible securities in which Buying Fund may invest also will be affected by market interest rates, the risk that the issuer may default on interest or principal payments and the value of the underlying common stock into which these securities may be converted. Specifically, since these types of convertible securities pay fixed interest and dividends, their values may fall if market interest rates rise and rise if market interest rates fall. Additionally, an issuer may have the right to buy back certain of the convertible securities at a time and at a price that is unfavorable to Buying Fund.

     Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

     An investment in Buying Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMPARISON OF RISKS OF BUYING FUND AND YOUR FUND

     Your Fund and Buying Fund have identical investment objectives. Your Fund invests in blue chip companies, which may include both medium and large sized companies, while Buying Fund invests in companies with large market capitalizations. As a result of the Reorganization, your Fund's shareholders will lose some mega-cap and core style exposure, while gaining more large cap growth exposure, which has the potential for higher volatility.

                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value at the option of the shareholder or at the option of Trust in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different class-specific expenses. There are no conversion rights.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its semi-annual report to shareholders for the semi-annual period ended June 30, 2005 is set forth in Appendix III of this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS

     For more information about Buying Fund's financial performance, see the Financial Highlights of Buying Fund attached to this Proxy Statement/Prospectus as Appendix IV, which are more current than and should be read in lieu of the "Financial Highlights" sections of the Buying Fund Prospectuses that are attached to this Proxy Statement/Prospectus as Appendix II.

                     ADDITIONAL INFORMATION ABOUT THE PLAN

TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Plan. Significant provisions of the Plan are summarized below; however, this summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix I to this Proxy
Statement/Prospectus.

THE REORGANIZATION

     Consummation of the Reorganization (the "Closing") is expected to occur on June 12, 2006, at 8:00 a.m., Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the New York Stock Exchange on June 9, 2006 (the "Valuation Date"). The last day that purchases or redemptions may be made on your Fund is June 8, 2006. Any purchase or redemption orders received by your Fund from insurance companies on June 12, 2006, with a requested trade date of June 9, 2006, will be processed as of June 9, 2006 for the Buying Fund. At the Effective Time, all of the assets of your Fund will be delivered to Trust's custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of the liabilities of your Fund and delivery by Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of your Fund of a number of shares of each corresponding class of Buying Fund (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of your Fund so transferred, assigned and delivered, all determined and adjusted as provided in the Plan. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     In order to ensure continued qualification of your Fund for treatment as a "regulated investment company" for tax purposes and to eliminate any tax liability of your Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of your Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(a) all of your Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2005 and for the shorter taxable year beginning on January 1, 2006 and ending on the Closing and (b) all of your Fund's net capital gain recognized in its taxable year ended December 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     Buying Fund will proceed with the Reorganization if the shareholders of your Fund approve the Plan.

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, Trust will redeem the outstanding shares of your Fund from shareholders in accordance with the Plan and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act.

BOARD CONSIDERATIONS

     AIM initially proposed that the Board consider the Reorganization at an in-person meeting of the Board held on October 27, 2005, at which preliminary discussions of the Reorganization took place. After careful consideration and after weighing the pros and cons of the Reorganization, the Board of your Fund determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of your Fund's shareholders, and approved the Plan and the Reorganization, at a meeting of the Board held on November 14, 2005.

     Over the course of the Board meetings, the Board received from AIM written materials that contained information concerning your Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of your Fund and Buying Fund and pro forma expense ratios for Buying Fund giving effect to the Reorganization. AIM also provided the Board with written materials concerning the structure of the proposed Reorganization and the Federal tax consequences of the Reorganization.

     Following the initial Board meeting, the Board requested additional information from AIM with respect to: the availability of suitable reorganization candidates, current litigation, contingent assets and liabilities, and the calculation of pro forma expense ratios. AIM provided such additional information to the Board prior to and at the November 14, 2005 meeting. In addition, the Board requested a follow-up report after the consummation of the Reorganization that shows the actual costs and expenses of the Reorganization.

     In evaluating the Reorganization, the Board considered a number of factors, including:

     - The investment objectives and principal investment strategies of your Fund and Buying Fund.

     - The comparative expenses of your Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to the Reorganization.

     - The comparative performance of your Fund and Buying Fund.

     - The comparative sizes of your Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by your Fund or Buying Fund in connection with the Reorganization.

     - The projected financial impact to AIM and its affiliates of the Reorganization.

     AIM proposed the Reorganization as part of an effort to consolidate AIM's large cap growth fund offerings within the variable insurance marketplace. In considering the Reorganization, the Board noted that the funds have identical investment objectives and invest in similar types of securities.

     The Board noted that the funds both attract investors looking for a large cap growth investment program, and despite having different portfolio managers, there is moderate portfolio overlap between the two funds. As of July 31, 2005, approximately 49% of your Fund's total net assets were invested in securities Buying Fund also owns. The Board noted that your Fund's shareholders may lose some mega-cap and core style exposure, while gaining some large cap exposure, which could lead to more volatility.

     The Board determined that it was appropriate for Buying Fund to be the surviving fund in the Reorganization primarily because the same investment team that has managed Buying Fund since its inception in 2003 will also manage the combined fund. Moreover, the investment strategies and stock selection techniques of Buying Fund will be the investment strategies and stock selection techniques of the combined fund. Consequently, the Board determined that Buying Fund's performance track record more accurately reflects the results of the investment process that the combined fund will utilize after the Reorganization. The Board considered the relative sizes of the two funds and concluded that Buying Fund should be the surviving fund in the Reorganization, even though your Fund has a significantly larger asset base. As of July 31, 2005, Buying Fund had net assets of approximately $3 million, compared to net assets for your Fund of approximately $127 million.

     The Board considered the performance of Buying Fund in relation to the performance of your Fund, noting that Buying Fund has provided better short-term returns to its shareholders than your Fund. The Board noted that Buying Fund is a newer fund with less performance history than your Fund. See "Comparison of Performance." As of July 31, 2005, the relative performance of Series I shares of your Fund and Buying Fund (without variable product charges) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                         ONE      FIVE     TEN      SINCE     INCEPTION
                                         YEAR    YEARS    YEARS   INCEPTION     DATE
                                        ------   ------   -----   ---------   ---------
Your Fund.............................   9.73%   -7.67%    N/A      -6.28%    12/29/99
Buying Fund...........................  12.73%      N/A    N/A      10.65%    08/29/03

     In addition, the Board noted that as of June 30, 2005, Buying Fund's performance relative to its Lipper peer group was better than your Fund for the 1-year and year-to-date periods, and that such performance more accurately reflects the investment process that the combined fund will apply.

     The Board also considered the operating expenses the funds incur. As a percentage of average daily net assets, after giving effect to contractual fee waivers and expense limitations, the total annual operating expenses of Buying Fund both before and after giving pro forma effect to the Reorganization are the same as the total annual operating expenses of your Fund.

     AIM reported to the Board that, based upon historical data at a specified date and related projected data, on a pro forma basis, the total annual operating expense ratios of Buying Fund, after giving effect to current fee waivers and expense limits, are expected to be the same as for your Fund for Series I and Series II shares. In the absence of such fee waivers, on a pro forma basis, the total annual operating expense ratios of Buying Fund Series I and Series II shares are expected to be 0.02% higher than your Fund.

     At the November 14, 2005 meeting, the Board considered AIM's proposal to amend the advisory agreement for Buying Fund to reflect a reduced advisory fee schedule, effective as of the Closing. The Board noted that the reduced advisory fee schedule is the same as your Fund's current advisory fee schedule. In addition, AIM previously agreed to an identical advisory fee waiver schedule for both funds, although such advisory fee waiver schedule is currently contracted to run through December 31, 2006 on Buying Fund and December 31, 2009 on your Fund, the Board noted that in connection with the Reorganization, AIM has agreed to extend such contractual fee waiver for Buying Fund through December 31, 2009. The Board considered the proposed reduction of the advisory fee schedule in approving the Reorganization at the November 14, 2005 meeting.

     The Investment Company Act of 1940 requires that changes to an investment advisory agreement be approved at an in-person meeting. Accordingly, the Board did not formally approve the reduced advisory fee schedule until an in-person meeting on December 7, 2005. At such meeting, the Board also approved extending Buying Fund's advisory fee waiver schedule through December 31, 2009, to match that of your Fund.

     The total expenses to be incurred in connection with the Reorganization are expected to be approximately $112,000. Your Fund's expenses incurred in connection with the Reorganization are expected to be approximately $82,000. The Board noted AIM's proposal that AIM bear 100% of your Fund's expenses in connection with the Reorganization. Buying Fund's expenses to be incurred in connection with the Reorganization are expected to be approximately $30,000. Buying Fund will bear its costs and expenses incurred in connection with the Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and your Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by your Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for your Fund's shareholders to recoup expenses incurred in the Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value of your Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of your Fund and Buying Fund.

     Finally, the Board considered that the AIM non-variable insurance or "retail" fund (AIM Blue Chip Fund) after which the your Fund is patterned is proposed to be reorganized into the AIM non-variable insurance or "retail" fund (AIM Large Cap Growth Fund) after which Buying Fund is patterned. On February 28, 2006, a special meeting of shareholders will be held to seek shareholder approval of the reorganization of AIM Blue Chip Fund into AIM Large Cap Growth Fund. The factors supporting that proposed reorganization are generally similar to the factors described above.

     Based on the foregoing and the information presented at the two Board meetings discussed above, the Board determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of your Fund's shareholders. Therefore, the Board recommended the approval of the Plan by the shareholders of your Fund at the Special Meeting.

OTHER TERMS

     If any amendment is made to the Plan following the mailing of this Proxy Statement/Prospectus and prior to the Closing which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, if an amendment is made which would not have a material adverse effect on shareholders, the Plan may be amended without shareholder approval by mutual agreement of the parties.

     The obligations of Trust pursuant to the Plan are subject to various conditions, including the following mutual conditions:

     - the assets of your Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by your Fund immediately prior to the Reorganization;

     - Trust's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of your Fund shall have approved the Plan; and

     - Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Plan will not result in the recognition of gain or loss for Federal income tax purposes for your Fund, Buying Fund or their shareholders.

     The Board may waive without shareholder approval any default or any failure to satisfy any of the above conditions as long as such a waiver will not have a material adverse effect on the benefits intended under the Plan for the shareholders of your Fund. The Plan may be terminated and the Reorganization may be abandoned at any time if the shareholders of your Fund do not approve the Plan or if the Closing does not occur on or before September 30, 2006.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:

     - the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by your Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of your Fund or on the distribution of those shares to your Fund's shareholders;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of your Fund in exchange for shares of Buying Fund issued directly to your Fund's shareholders;

     - no gain or loss will be recognized by any shareholder of your Fund upon the exchange of shares of your Fund for shares of Buying Fund;

     - the tax basis of the shares of Buying Fund to be received by a shareholder of your Fund will be the same as the shareholder's tax basis of the shares of your Fund surrendered in exchange therefor;

     - the holding period of the shares of Buying Fund to be received by a shareholder of your Fund will include the period for which such shareholder held the shares of your Fund exchanged therefor, provided that such shares of your Fund are capital assets in the hands of such shareholder as of the Closing; and

     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of your Fund, subject to all relevant conditions and limitations on the use of such tax benefits.

     Trust has not requested and will not request an advance ruling from the IRS as to the Federal tax consequences of the Reorganization. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to Trust as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of Trust upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of Trust are incorrect in any material respect. A copy of the opinion will be filed with the Securities and Exchange Commission, and will be available for public inspection. See "Information Filed with the Securities and Exchange Commission."

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF YOUR FUND. YOUR FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganizations will each be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Buying Fund of the assets of your Fund will be the same as the book cost basis of such assets to your Fund.

                             RIGHTS OF SHAREHOLDERS

     Your Fund and Buying Fund are each separate series of shares of beneficial interest of Trust. Since both funds are part of the same legal entity there are no material differences in the rights of shareholders.

                                 CAPITALIZATION

     The following table sets forth, as of October 31, 2005, (i) the capitalization of each class of shares of your Fund; (ii) the capitalization of each class of shares of Buying Fund, and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Plan.

                                                                                      PRO FORMA
                                  YOUR FUND        BUYING FUND      PRO FORMA        BUYING FUND
                               SERIES I SHARES   SERIES I SHARES   ADJUSTMENTS     SERIES I SHARES
                               ---------------   ---------------   -----------     ---------------
Net Assets...................   $119,993,558       $3,218,153              --       $123,211,711
Shares Outstanding...........     17,403,649          265,481      (7,503,242)(1)     10,165,888
Net Asset Value Per Share....   $       6.89       $    12.12                       $      12.12

                                                                                        PRO FORMA
                                  YOUR FUND         BUYING FUND       PRO FORMA        BUYING FUND
                               SERIES II SHARES   SERIES II SHARES   ADJUSTMENTS     SERIES II SHARES
                               ----------------   ----------------   -----------     ----------------
Net Assets...................    $  1,368,952        $  606,310              --        $  1,975,262
Shares Outstanding...........         200,287            50,174         (86,964)(1)         163,497
Net Asset Value Per Share....    $       6.83        $    12.08                        $      12.02

---------------

(1) Shares Outstanding have been adjusted for the accumulated change in the number of shares of your Fund's shareholder accounts based on the relative value of your Fund's and Buying Fund's Net Asset Value Per Share assuming the Reorganization would have taken place on October 31, 2005.

                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganization will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

                          ADDITIONAL INFORMATION ABOUT
                           BUYING FUND AND YOUR FUND

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectuses, which has been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix II: (i) see "Performance Information" for more information about the performance of Buying Fund; (ii) see "Fund Management" for more information about the management of Buying Fund; (iii) see "Other Information" for more information about Buying Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of Buying Fund, tax consequences to shareholders of various transactions in shares of Buying Fund, distribution arrangements and the multiple class structure of Buying Fund.

     For more information with respect to your Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectus, which have been made a part of this Proxy Statement/ Prospectus by reference:
(i) see "Performance Information" for more information about the performance of your Fund; (ii) see "Fund Management" and "Portfolio Managers" for more information about the management of your Fund; (iii) see "Pricing of Shares" for more information about the pricing of shares of your Fund; (iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of your Fund; and (v) see "Dividends" and "Capital Gains Distributions" for more information about your Fund's policy with respect to dividends and distributions.

                     INFORMATION FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which Trust has filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of Trust's registration statement containing the Selling Fund Prospectuses and related Statement of Additional Information and the Buying Fund Prospectuses and related Statement of Additional Information is Registration No. 811-07452. Such Selling Fund Prospectuses and Buying Fund Prospectuses are incorporated herein by reference.

     Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by Trust (including the Registration Statement of Trust relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549, and at the following regional office of the
SEC: 1801 California Street, Suite 4800, Denver, Colorado 80202. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and other registrants that file electronically with the SEC.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

GENERAL INFORMATION

     As discussed above, shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies.

The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the insurance company that issued your contract, on behalf of the separate account, on how to vote shares of the Fund held by the separate account under your contract. If an insurance company does not receive voting instructions from all of its contract owners, it will vote all of the shares held in its name, or in its separate account's name, in the same proportion as the shares of the Fund for which it has received instructions from contract owners (i.e., echo voting). Any shares of the Fund held directly by an insurance company will also be voted in the same proportion as the shares of the Fund for which it has received instructions from contract owners.

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting and at any adjournments of the Special Meeting. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about February 28, 2006 to all shareholders entitled to vote. Shareholders of record of your Fund as of the close of business on January 19, 2006 (the "Record Date") are entitled to vote at the Special Meeting. The number of shares outstanding of each class of shares of your Fund on the Record Date can be found at Exhibit B. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETING

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 4, 2006, at 3:00 p.m., Central Time.

VOTING IN PERSON

     If you do attend the Special Meeting and wish to vote in person, we will provide you with a ballot prior to the vote. However, you must bring a letter from your insurance company indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at
(800) 952-3502 if you plan to attend the Special Meeting.

VOTING BY PROXY

     Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the Plan, as recommended by the Board, and in accordance with management's recommendation on other matters.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meeting.

     If you have given voting instructions you may revoke them only through and in accordance with the procedures of the applicable life insurance company prior to the date of the Special Meeting. In addition, although merely attending the Special Meeting will not revoke your proxy, if you are present at the Special

Meeting you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote one-third of the issued and outstanding shares of your Fund on the Record Date are present at the Special Meeting in person or by proxy.

     Abstentions will count as shares present at the Special Meeting for purposes of establishing a quorum.

     If a quorum is not present at the Special Meeting or a quorum is present but sufficient votes to approve the Plan are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Reorganization in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Reorganization against such adjournment. A shareholder vote may be taken on the Reorganization prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE THE PLAN

     If a quorum is present, approval of the Plan requires the affirmative vote of a majority of shares cast by the shareholders of your Fund at the Special Meeting. Abstentions are counted as present but are not considered votes cast at the Special Meeting.

PROXY SOLICITATION

     Trust will solicit proxies for the Special Meeting. Trust expects to solicit proxies principally by mail, but Trust may also solicit proxies by telephone, facsimile or personal interview. Trust's officers will not receive any additional or special compensation for any such solicitation. AIM will bear 100% of your Fund's costs and expenses incurred in connection with the reorganization.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meeting other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meeting, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of January 19, 2006, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of your Fund can be found at Exhibit C.

     A list of the name, address and percent ownership of each person who, as of January 19, 2006, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit D.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     Information regarding the ownership of each class of your Fund's shares and Buying Fund's shares by trustees and current executive officers of Trust can be found in Exhibits C and D, respectively.

                                   EXHIBIT A

  CLASSES OF SHARES OF YOUR FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING
                                      FUND

        CLASSES OF SHARES OF YOUR FUND         CORRESPONDING CLASSES OF SHARES OF BUYING FUND
        ------------------------------         ----------------------------------------------
                   Series I                                       Series I
                  Series II                                      Series II

                                   EXHIBIT B

          SHARES OUTSTANDING OF EACH CLASS OF YOUR FUND ON RECORD DATE

     As of January 19, 2006, there were the following number of shares outstanding of each class of Your Fund:

AIM V.I. BLUE CHIP FUND
-----------------------
Series I Shares:............................................  17,177,021.02
Series II Shares:...........................................     195,567.06

                                   EXHIBIT C

                        OWNERSHIP OF SHARES OF YOUR FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 19, 2006, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of Your Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Your Fund is presumed to "control" Your Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM V.I. BLUE CHIP FUND

                                SERIES I SHARES    SERIES II SHARES   SERIES I SHARES    SERIES II SHARES
NAME AND ADDRESS OF             NUMBER OF SHARES   NUMBER OF SHARES   PERCENTAGE OWNED   PERCENTAGE OWNED
PRINCIPAL HOLDER                OWNED OF RECORD    OWNED OF RECORD       OF RECORD          OF RECORD
-------------------             ----------------   ----------------   ----------------   ----------------
Hartford Life and Annuity.....    7,008,406.26               N/A           40.80%               N/A
  Separate Account
  Attn: Dave Ten Broeck
  P. O. Box 2999
  Hartford, CT 06104-2999
Hartford Life Separate
  Account.....................    2,815,390.94               N/A           16.39%               N/A
  Attn: Dave Ten Broeck
  P. O. Box 2999
  Hartford, CT 06104-2999
Allstate Life Insurance
  Company.....................    2,724,319.79               N/A           15.86%               N/A
  GLAC Proprietary
  P. O. Box 94200
  Palatine, IL 60094-4200
Allmerica Financial Life Ins &
  Annuity Company.............    2,551,469.80               N/A           14.85%               N/A
  Attn: Lynne McEntegart
  Sep Account
  440 Lincoln Street
  Mailstop S-310
  Worcester, MA 01653-0001
Allstate Life Ins Co of New
  York........................      887,578.04               N/A            5.17%               N/A
  NY Proprietary
  P. O. Box 94200
  Palatine, IL 60094-4200
Allstate Life Insurance
  Co. ........................             N/A        148,459.63             N/A              75.91%
  GLAC VA3
  P. O. Box 94200
  Palatine, IL 60094-4200
Allstate Life of New York.....             N/A         47,078.07             N/A              24.07%
  3100 Sanders Rd
  Northbrook, IL 60062-7155

---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of your Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of your Fund as of January 19, 2006.

                                   EXHIBIT D

                       OWNERSHIP OF SHARES OF BUYING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 19, 2006, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM V.I. LARGE CAP GROWTH FUND

                            SERIES I SHARES    SERIES II SHARES     SERIES I SHARES      SERIES II SHARES
NAME AND ADDRESS OF         NUMBER OF SHARES   NUMBER OF SHARES    PERCENTAGE OWNED      PERCENTAGE OWNED
PRINCIPAL HOLDER            OWNED OF RECORD    OWNED OF RECORD         OF RECORD             OF RECORD
-------------------         ----------------   ----------------   -------------------   -------------------
Hartford Life and
  Annuity.................     256,041.90               N/A              70.49%                  N/A
  Separate Account
  Attn: Dave Ten Broeck
  P. O. Box 2999
  Hartford, CT 06104-2999
Hartford Life Separate
  Account.................      56,941.99               N/A              15.68%                  N/A
  Attn: Dave Ten Broeck
  P. O. Box 2999
  Hartford, CT 06104-2999
A I M Advisors, Inc. .....      50,263.21               N/A              13.84%                  N/A
  Attn: Corporate
  Controller
  11 E Greenway Plz Ste
  1919
  Houston, TX 77046-1103
A I M Advisors, Inc. .....            N/A         50,238.48                N/A                 100.0%
  Attn: Corporate
  Controller
  11 E Greenway Plz Ste
  1919
  Houston, TX 77046-1103

---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of Buying Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of Buying Fund as of January 19, 2006.

                                       D-1